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Exhibit 24.1

POWER OF ATTORNEY
FOR THE
HORMEL FOODS CORPORATION
CAPITAL ACCUMULATION PLAN

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joel W. Johnson, Michael J. McCoy and James N. Sheehan, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-8 of Hormel Foods Corporation, and any and all amendments including post-effective amendments, and to file the same, with all exhibits and other documents with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue of this Power of Attorney.

Signature	Title	Date

/s/ JOEL W. JOHNSON Joel W. Johnson	Chairman, President, Chief Executive Officer and Director (principal executive officer)	January 28, 2003
/s/ MICHAEL J. MCCOY Michael J. McCoy	Executive Vice President, Chief Financial Officer and Director (principal financial officer)	January 28, 2003
/s/ JAMES N. SHEEHAN James N. Sheehan	Vice President and Controller (controller)	January 28, 2003
/s/ JOHN W. ALLEN John W. Allen, Ph.D.	Director	January 28, 2003
/s/ JOHN R. BLOCK John R. Block	Director	January 28, 2003
/s/ ERIC A. BROWN Eric A. Brown	Director	January 28, 2003
/s/ WILLIAM S. DAVILA William S. Davila	Director	January 28, 2003

/s/ E. PETER GILLETTE, JR. E. Peter Gillette, Jr.	Director	January 28, 2003
/s/ LUELLA G. GOLDBERG Luella G. Goldberg	Director	January 28, 2003
/s/ SUSAN I. MARVIN Susan I. Marvin	Director	January 28, 2003
/s/ DAKOTA A. PIPPINS Dakota A. Pippins	Director	January 28, 2003
/s/ GARY J. RAY Gary J. Ray	Director	January 28, 2003
/s/ JOHN G. TURNER John G. Turner	Director	January 28, 2003
/s/ ROBERT R. WALLER, M.D. Robert R. Waller, M.D.	Director	January 28, 2003

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  Exhibit 24.1
POWER OF ATTORNEY FOR THE HORMEL FOODS CORPORATION CAPITAL ACCUMULATION PLAN